Exhibit 10.5.2

PRIVATE UNITS PURCHASE AGREEMENT

THIS PRIVATE UNITS PURCHASE AGREEMENT, dated as of [●], 2021 (as it may from time to time be amended, this "Agreement"), is entered into by and between Newbury Street Acquisition Corporation, a Delaware Corporation (the "Company"), and EarlyBirdCapital, Inc., a New York corporation (the "Purchaser").

RECITALS

WHEREAS, the Company intends to consummate an initial public offering (the "Public Offering") of the Company's units (the "Units"), each Unit consisting of one share of common stock, par value $0.0001 per share, of the Company (the "Common Stock"), and one-half (1/2) of one warrant (a "Warrant") (each whole Warrant entitles the holder to purchase one share of Common Stock at a price of $11.50 per share); and

WHEREAS, the Purchaser has agreed to purchase an aggregate of 62,500 (or up to 68,750 if the underwriters' over-allotment option in connection with the Public Offering is exercised in full) Units (the "Purchaser Units"), each consisting of one share of Common Stock (each such share, a "Purchaser Share") and one-half Warrant (each such Warrant, a "Purchaser Warrant"), for a total of 62,500 Purchaser Shares and 31,250 Purchaser Warrants (or up to 68,750 Purchaser Shares and 34,375 Purchaser Warrants, if the underwriters' over-allotment option in connection with the Public Offering is exercised in full).

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1. Authorization, Purchase and Sale; Terms of the Purchaser Units.

(a) Authorization of the Purchaser Units. The Company has duly authorized the issuance and sale of the Purchaser Units to the Purchaser.

(b) Purchase and Sale of the Purchaser Units.

(i) On the date of the consummation of the Public Offering or on such earlier time and date as may be mutually agreed by the Purchaser and the Company (the "Initial Closing Date"), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, 62,500 Purchaser Units at a price of $10.00 per Unit for an aggregate purchase price of $625,000 (the "Purchase Price"), which shall be paid by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company, to the trust account (the “Trust Account”) at a financial institution to be chosen by the Company, mainained by Continental Stock Transfer & Trust Company, acting as trustee (“Continental”), one (1) business day prior to the date of effectiveness of the Company’s registration statement on Form S-1, as amended from time to time (the “Registration Statement”). On the Initial Closing Date, following the payment by the Purchaser of the Purchase Price by wire transfer of immediately available funds to the Company, the Company, at its option, shall deliver a certificate evidencing the Purchaser Units purchased on such date, duly registered in the Purchaser's name to the Purchaser, or effect such delivery in book-entry form.

(ii) On the date of any consummation of the closing of the over-allotment option in connection with the Public Offering or on such earlier time and date as may be mutually agreed by the Purchaser and the Company (each such date, an "Over-allotment Closing Date", and each Over-allotment Closing Date (if any) and the Initial Closing Date being sometimes referred to herein as a "Closing Date"), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, up to an aggregate of 6,250 Purchaser Units, in the same proportion as the amount of the option that is then so exercised, at a price of $10.00 per Unit for an aggregate purchase price of up to $62,500 (if the over-allotment option in connection with the Public Offering is exercised in full) (the "Over-allotment Purchase Price"), which shall be paid by wire transfer of immediately available funds to the Company at least one day prior to the Over-allotment Closing Date in accordance with the Company's wiring instructions. On the Over-allotment Closing Date, following the payment by the Purchaser of the Over-allotment Purchase Price by wire transfer of immediately available funds to the Company, the Company shall, at its option, deliver a certificate to the Purchaser evidencing the Purchaser Units purchased on such date duly registered in the Purchaser's name or effect such delivery in book-entry form.

(c) Terms of the Purchaser Units.

(i) Each Purchaser Unit shall consist of one Purchaser Share and one-half Purchaser Warrant. Each Purchaser Share shall be governed by the terms of the Company's Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certirficate of Incorporation”). Each Purchaser Warrant shall have the terms set forth in a Warrant Agreement to be entered into by the Company and Continental, in connection with the Public Offering (a "Warrant Agreement").

(ii) At the time of, or prior to, the Initial Closing Date, the Company and the Purchaser shall enter into a registration rights agreement (the "Registration Rights Agreement") pursuant to which the Company will grant certain registration rights to the Purchaser relating to the Purchaser Shares, the Purchaser Warrants and the shares of Common Stock underlying the Purchaser Warrants.

(iii) In connection with the Securities (as defined below) purchased pursuant to this Agreement, Purchaser hereby waives any and all right, title, interest or claim of any kind in or to any distributions of the amounts in the Trust Account with respect to the Securities, whether (i) in connection with the exercise of redemption rights if the Company consummates its initial business combination (the “Business Combination”), (ii) in connection with any tender offer conducted by the Company prior to a Business Combination, (iii) upon the Company’s redemption of shares of Common Stock sold in the Company’s IPO upon the Company’s failure to timely complete its initial Business Combination or (iv) in connection with a stockholder vote to approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligation to redeem 100% of the Company’s public shares if the Company does not timely complete its initial Business Combination or (B) with respect to any other provision relating to stockholders’ rights or pre-Business Combination activity.  In the event a Purchaser purchases shares of Common Stock in the IPO or in the aftermarket, any additional shares so purchased shall be eligible to receive the redemption value of such shares of Common Stock upon the same terms offered to all other purchasers of Common Stock in the IPO in the event the Company fails to consummate the Business Combination.

(iv) The Purchaser hereby agrees not to transfer, assign or sell any of the Purchaser Units, including the Purchaser Shares, the Purchaser Warrants and the shares of Common Stock underlying the Purchaser Warrants, until 30 days after the Company's completion of its initial Business Combination transaction. The foregoing transfer restrictions shall not apply to transfers by the Purchaser or by the recipient of any below-described transfer (such recipient, a "Permitted Transferee"):

(a) to the Company's officers or directors, any affiliates or family members of the Company's officers or directors, any members of the Purchaser, or any affiliates of the Purchaser;

(b) in the case of an individual, by gift to a member of the individual's immediate family or to a trust, the beneficiary of which is a member of the individual's immediate family or an affiliate of such person, or to a charitable organization;

(c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual;

(d) in the case of an individual, pursuant to a qualified domestic relations order;

(e) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the securities were originally purchased;

(f) in the event of the liquidation of the Company prior to the Company's completion of its initial Business Combination;

(g) by virtue of the laws of the State of Delaware or the Purchaser's limited liability company agreement, as amended, upon dissolution of the Purchaser.

provided, however, that except with the Company's prior consent, in the case of clauses (a) through (e), or (g), above, the Permitted Transferee must enter into a written agreement agreeing to be bound by these transfer restrictions and by the same agreements entered into by the Purchaser with respect to the Purchaser Units.

(iv) Purchaser further acknowledges and agrees that the Purchaser Units and their component parts and the related registration rights will be deemed compensation by the Financial Industry Regulatory Authority ("FINRA") and will therefore, pursuant to Rule 5110(e) of the FINRA Manual, be subject to lock-up for a period of 180 days immediately following the date of effectiveness or commencement of sales in the Public Offering, subject to FINRA Rule 5110(e)(2). Additionally, the Purchaser Units and their component parts and the related registration rights may not be sold, transferred, assigned, pledged or hypothecated during the foregoing 180 day period following the effective date of the Company's registration statement for the Public Offering except to any underwriter or selected dealer participating in the Public Offering and the bona fide officers or partners of any subscriber and any such participating underwriter or selected dealer. Additionally, the Purchaser Units and their component parts and the related registration rights will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales in the Public Offering. Additionally, so long as the Purchaser Warrants are held by the Purchaser, they shall not be exercisable after the five year anniversary of the effectiveness date of the IPO.

Section 2. Representations and Warranties of the Company. As a material inducement to the Purchaser to enter into this Agreement and purchase the Purchaser Units, the Company hereby represents and warrants to the Purchaser (which representations and warranties shall survive each Closing Date) that:

(a) Organization and Corporate Power. The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

(b) Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement and the Purchaser Units have been duly authorized by the Company as of the Closing Date. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms. Upon issuance in accordance with, and payment pursuant to, the terms of this Agreement and the Warrant Agreement, the Purchaser Units and the Purchaser Warrants contained therein will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of each Closing Date, and the Purchaser Shares will be duly issued.

(ii) The execution and delivery by the Company of this Agreement and the Purchaser Units, the issuance and sale of the Purchaser Units, including the Purchaser Shares and Purchaser Warrants contained therein, the issuance of the shares of Common Stock upon exercise of the Purchaser Warrants and the fulfillment, of and compliance with, the respective terms hereof and thereof by the Company, do not and will not as of each Closing Date (A) conflict with or result in a breach of the terms, conditions or provisions of, (B) constitute a default under, (C) result in the creation of any lien, claim or encumbrance of any kind, (D) result in a violation of, or (E) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the Second Amended and Restated Certificate of Incorporation (as may be amended prior to completion of the contemplated Public Offering), or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

(c) Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Purchaser Shares and the shares of Common Stock issuable upon exercise of the Purchaser Warrants will be duly and validly issued, fully paid and non-assessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Purchaser will have good title to the Purchaser Units, including the Purchaser Shares and Purchaser Warrants contained therein, and the shares of Common Stock issuable upon exercise of such Purchaser Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchaser.

(d) Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

Section 3. Representations and Warranties of the Purchaser. As a material inducement to the Company to enter into this Agreement and issue and sell the Purchaser Units to the Purchaser, the Purchaser hereby represents and warrants to the Company (which representations and warranties shall survive each Closing Date) that:

(a) Organization and Requisite Authority. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

(b) Authorization; No Breach.

(i) This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii) The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchaser does not and shall not as of each Closing Date conflict with or result in a breach by the Purchaser of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which the Purchaser is subject.

(c) Investment Representations.

(i) The Purchaser is acquiring the Purchaser Units, including the Purchaser Shares and Purchaser Warrants contained therein, and, upon exercise of the Purchaser Warrants, the shares of Common Stock issuable upon such exercise (collectively, the "Securities"), for the Purchaser's own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) The Purchaser is an "accredited investor" as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act").

(iii) The Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Securities.

(iv) The Purchaser decided to enter into this Agreement not as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(v) The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchaser understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii) The Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) in a registered transaction or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the resale of the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. In this regard, the Purchaser understands that the Securities and Exchange Commission (the "SEC") has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a "business combination", are deemed to be "underwriters" under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Securities despite technical compliance with the requirements of such Rule, and the Securities can be resold only through a registered offering or in reliance upon another exemption from the registration requirements of the Securities Act.

(viii) The Purchaser has such knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Purchaser can afford a complete loss of its investments in the Securities.

(c) Legends.  Subscriber acknowledges and agrees the certificates evidencing each of the Securities shall bear a restrictive legend (the “Legend”), in form and substance substantially as set forth in Section 4 hereof.

Section 4. Legends. The Company will issue the Purchaser Units, Purchaser Shares and Purchaser Warrants, and when issued, the shares of Common Stock issuable upon exercise of such Purchaser Warrants, purchased by the Purchaser in the name of the Purchaser. The Securities will bear the following Legend and appropriate “stop transfer” instructions:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO LOCKUP PURSUANT TO (I) A PRIVATE PLACEMENT UNITS PURCHASE AGREEMENT BETWEEN NEWBURY STREET ACQUISITION CORPORATION AND EARLYBIRDCAPITAL, INC. AND (II) AN INSIDER LETTER BETWEEN, AMONG OTHERS, NEWBURY STREET ACQUISITION CORPORATION AND NEWBURY STREET ACQUISITION SPONSOR LLC AND MAY ONLY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP PURSUANT TO THE TERMS SET FORTH IN THE INSIDER LETTER.”

Section 5. Conditions of the Purchaser's Obligations. The obligations of the Purchaser to purchase and pay for the Purchaser Units are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of such Closing Date as though then made.

(b) Performance. The Company shall have performed and complied with all agreements, obl)igations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing Date.

(c) No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

(d) Warrant Agreement. The Company shall have entered into a Warrant Agreement with a warrant agent on terms satisfactory to the Purchaser.

Section 6. Conditions of the Company's Obligations. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct at and as of such Closing Date as though then made.

(b) Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before such Closing Date.

(c) No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

(d) Warrant Agreement. The Company shall have entered into a Warrant Agreement with a warrant agent on terms satisfactory to the Company.

Section 7. Termination. This Agreement may be terminated at any time after December 31, 2021 upon the election by either the Company or the Purchaser upon written notice to the other party if the closing of the Public Offering does not occur prior to such date.

Section 8. Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive each Closing Date.

Section 9. Definitions. Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the registration statement on Form S-1 the Company has filed with the SEC, under the Securities Act.

Section 10. Miscellaneous.

(a) Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Purchaser to affiliates thereof.

(b) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(c) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

(d) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

(e) Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York.

(f) Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

NEWBURY STREET ACQUISITION
CORPORATION

By:
Name: Thomas Bushey
Title: Chief Executive Officer

PURCHASER:

EARLYBIRDCAPITAL, INC.

By:
Name:
Title: